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                                                                    EXHIBIT 10.1

                                VOTING AGREEMENT

                                                                   June 29, 2003

International Game Technology
9295 Prototype Drive
Reno, Nevada 89510-0580

         Re: Agreement of Selected Stockholder Concerning Transfer and Voting of Shares of Acres Gaming Incorporated

         I understand that you and Acres Gaming Incorporated (the "Company"), of which the undersigned is a significant stockholder, are prepared to enter into an agreement for the merger of a wholly-owned subsidiary ("Sub") of you with and into the Company, but that you have conditioned your willingness to proceed with such agreement (the "Agreement") upon your receipt from me of assurances satisfactory to you of my support of and commitment to the Merger. I am familiar with the Agreement and the terms and conditions of the Merger. Terms used but not otherwise defined herein shall have the same meanings as are given them in the Agreement. In order to evidence such commitment and to induce you to enter into the Agreement, I hereby represent and warrant to you and agree with you as follows:

         1. Voting; Irrevocable Proxy. I will vote or cause to be voted all shares of capital stock of the Company owned of record or beneficially owned or held in any capacity by me or under my control, by proxy or otherwise (collectively, the "Shares"), in favor of the Merger and other transactions provided for in or contemplated by the Agreement and against any inconsistent proposals or transactions. I hereby revoke any other proxy granted by me and irrevocably appoint you as proxy for and on behalf of me to vote (including, without limitation, the taking of action by written consent) such Shares, for me and in my name, place and stead for the matters and in the manner contemplated by this Section 1. This proxy is coupled with an interest and is irrevocable for the maximum period permitted under applicable law.

         2. Restriction on Transfer. I will not sell, transfer, pledge or otherwise dispose of any of the Shares or any interest therein (including the granting of a proxy to any person) or agree to sell, transfer, pledge or otherwise dispose of any of the Shares or any interest therein prior to the Merger, without your express written consent. Any transferee of the Shares must, as a condition to receipt of such Shares, agree to bound by the terms hereof, in a form satisfactory to you.

         3. Effective Date; Succession; Remedies; Termination. Upon your acceptance and execution of the Agreement, this letter agreement shall mutually bind and benefit you and me,

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any of our heirs, successors and assigns and any of your successors. You will not assign the benefit of this letter agreement other than to a wholly owned subsidiary. I agree that in light of the inadequacy of damages as a remedy, specific performance shall be available to you, in addition to any other remedies you may have for the violation of this letter agreement. This letter agreement shall terminate on the earlier of (a) December 31, 2003 and (b) termination of the Agreement by the Company pursuant to Section 7.1(h) of the Agreement.

         4. Nature of Holdings; Shares. All references herein to our holdings of the Shares shall be deemed to include Shares held or controlled by the undersigned, individually, jointly, or in any other capacity, and shall extend to any securities issued to the undersigned in respect of the Shares.

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                                        SELECTED STOCKHOLDER:

                                        /s/ Floyd W. Glisson
                                        ----------------------------------------
                                        Floyd W. Glisson, individually and
                                        as Trustee of the Glisson Family Trust

AGREED:

INTERNATIONAL GAME TECHNOLOGY,
a Nevada corporation

By:  /s/ T. J. Matthews
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     Name: T. J. Matthews
     Its: Chief Operating Officer

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